Exhibit 5.1

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California  92121-2133

www.dlapiper.com

T   858.677.1400

F   858.677.1401

September 19, 2014

Lpath, Inc.

4025 Sorrento Valley Blvd.

San Diego, CA 92121

Re:	Sale of common stock registered pursuant to
Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Lpath, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of 3,605,042 shares of its common stock, par value $0.001 per share (the “Shares”). The Shares are being offered for sale pursuant to the Company’s registration statement on Form S-3 (File No. 333-190651) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and the prospectus, dated August 23, 2013 (the “Prospectus”) and the Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act, dated September 19, 2014 (the “Prospectus Supplement”).

We understand that the Shares are to be issued by the Company pursuant to a Securities Purchase Agreement (the “Agreement”), dated September 19, 2014, by and between the Company and certain purchasers, as described in the Registration Statement, the Prospectus and the Prospectus Supplement.

In connection with this opinion, we have examined the Agreement, the Registration Statement, the Prospectus and the Prospectus Supplement. In addition, we have reviewed such corporate records and documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on the representations and warranties set forth in the Agreement and certificates of officers of the Company. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the issuance and sale of the Shares has been duly authorized and, upon the issuance and sale of the Shares in accordance with the Agreement, and as described in the Registration Statement, the Prospectus and the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the federal laws of the United States and to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware). We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)